                                                   CONFIDENTIAL AND PROPRIETARY



ORDERTRUST                                         AFFILIATE:
                                                   Account No.:

                       SERVICE SPECIFICATION - APPENDIX 1

The following Service Specification includes terms and is incorporated by reference in our OrderTrust Management Agreement dated _______, 1999 ("Agreement"). This Service Specification is effective commencing on the date such Service Specification is accepted by OrderTrust ("Effective Date") until the 2nd year anniversary of the Effective Date ("Initial Term").

1        DEFINITIONS:

         1.1 Authorization Request Transaction: shall mean each independent electronic information request or transmittal associated with an order and constructed by a merchant or its agent in order to secure a payment processor's conditional guarantee for the payment of the fees associated with the order.

         1.2 Authorization Response Transaction: shall mean each independent electronic information request or transmittal constructed by a payment processor in response to an Authorization Request Transaction in order to deliver information regarding the processor's ability to guarantee the payment as requested in the Authorization Request Transaction.

         1.3 Certify: shall mean the process of testing and / or establishing an entity's Configuration so as to enable that entity to be a Presenter of, or Destination for, Transactions and such Certified Configuration will be set forth in a Configuration Document mutually agreed upon by Order Trust and Affiliate.

         1.4 Commerce Partner: shall mean any Network Endpoint that is designated by Affiliate, accepted by OrderTrust, and Certified in conjunction with the services as set forth in section 4 of this Service Specification.

         1.5 Destination: shall mean any entity to which OrderTrust Presents or makes Transactions available.

         1.6 Preexisting Configuration: Shall mean Configuration(s) which include only components in effect on the date of Certification and require no development or testing in addition to that which OrderTrust anticipates as part of the standard Certification process.

         1.7 File: shall mean one or more Transactions grouped together within a defined data package


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         1.8      Line Item: shall mean information specifying the quantity of each SKU being ordered within an individual Order
                  Transaction and may include other relevant information as accepted by OrderTrust.

         1.9 Network Endpoint: shall mean any entity Certified on the OrderTrust Network

         1.10 Order Transaction: shall mean each independent electronic information request or transmittal that includes information regarding a single customer and one or more SKUs; and may include payment method(s), delivery location(s), delivery method(s), and other relevant information as accepted by OrderTrust.

         1.11 Presenter: shall mean a Network Endpoint that is responsible for Presenting or making Transactions available to OrderTrust.

         1.12 Present: shall mean the process of delivering or making available data to an entity.

         1.13 Settlement Request Transaction: shall mean each independent electronic information request or transmittal referencing a specific Authorization Transaction and constructed by a merchant or its agent with the intent of notifying a processor that payment of the fees associated with the Authorization Transaction should be initiated to the merchant in accordance with the merchant's relationship with the processor.

         1.14 Settlement Response Transaction: shall mean each independent electronic information request or transmittal constructed by a payment processor in response to a Settlement Request Transaction in order to deliver information regarding the processor's ability to comply with the request represented by the Settlement Request Transaction.

         1.15 SKU: shall mean shelf keeping unit, which is an identifier of a product or service.

         1.16 Status Transaction: shall mean each independent electronic information request or transmittal that includes information regarding the status of fulfillment of one or more Line Items contained in a single Order Transaction.

         1.17 Transaction: shall mean each independent electronic information request or transmittal that includes a specific set of information as defined by OrderTrust.

         1.18 Vendor ID: shall mean the unique code assigned by Affiliate to each Commerce Partner and registered with OrderTrust.

2        FEES

         2.1 One-Time Setup Fees: Affiliate shall pay OrderTrust fees, as set forth in the Rate and Fee Schedule attached as Appendix 1 Schedule A, to:




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                  Payment Services:

                  2.1.1 Certify Affiliate or its agent as a Presenter of Authorization Request Transactions as per an attached Configuration Document.

                  2.1.2 Certify, using a Pre-existing Configuration, one Payment Commerce
                                    Partner: FDC, as Destination for
                                    Authorization Request Transactions,
                                    presented to OrderTrust by Affiliate, as per attached Configuration Document. The initial Payment Commerce Partner shall be listed on Appendix 1 Schedule B.

                  2.1.3 Certify Payment Commerce Partner(s) as Presenter of Authorization Response Transactions, presented to OrderTrust on behalf of Affiliate, as per attached Configuration Document(s).

                  2.1.4 Certify Affiliate or its agent as a Destination for Authorization Response Transactions as per an attached Configuration Document.

                  2.1.5 Certify Affiliate or its agent as a Presenter of Settlement Request Transactions as per an attached Configuration Document.

                  2.1.6 Certify Payment Commerce Partner(s) as Destination for Settlement Request Transactions, presented to OrderTrust by Affiliate, as per attached Configuration Document(s).

                  2.1.7 Certify Payment Commerce Partner(s) as Presenter of Settlement Response Transactions, presented to OrderTrust on behalf of Affiliate, as per attached Configuration Document(s).

                  2.1.8 Certify Affiliate or its agent as a Destination for Settlement Response Transactions as per an attached Configuration Document.

                  Order Services:

                  2.1.9 Certify Affiliate or its agent as a Presenter of Order Transactions as per an attached Configuration Document.

                  2.1.10 Manage implementation, which shall include providing a primary contact point to implement end-to-end order flow, interfacing with each endpoint for the purpose of identifying appropriate formats, managing custom mapping, for up to three (3) initial Commerce Partners which initial Commerce Partners must be identified within 15 days of the execution of this Service Specification and listed an Appendix I Schedule B. Certify, using Pre-existing Configurations, the initial Commerce Partners listed on Appendix I Schedule B as Destinations


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                                    for Order Transactions presented to
                                    OrderTrust by Affiliate as per Configuration
                                    Document(s) to be attached hereto.

                  2.1.11 Certify, using Pre-existing Configurations, the Commerce Partners listed on Appendix I Schedule B as Presenters of Order Status Transactions, presented to OrderTrust on behalf of Affiliate, as per Configuration Document(s) to be attached hereto.

                  2.1.12 Certify Affiliate or its agent as a Destination for Order Status Transactions as per an attached Configuration Document.

         2.2 Transaction Fees: Affiliate shall pay OrderTrust a fee, as set forth in Appendix I Schedule A. for each Transaction Presented to, processed by, or Presented by OrderTrust in support of the Services as forth in this Agreement.

         2.3 Monthly Minimum Transaction Fees: Affiliate shall pay OrderTrust a minimum Transaction Fee each month as set forth in Appendix 1, Schedule A. This fee represents the minimum Transaction Fees OrderTrust will charge Affiliate tor any given month independent of actual Transaction volumes or service usage. Any non-Transaction Fees, including Transaction Surcharges, will be charged independent of Monthly Minimum Transaction Fees.

         2.4 Certification Fees: Affiliate shall pay OrderTrust a fee, as set forth in Appendix 1 Schedule A, for each entity Certified or re-Certified in order to enable that entity to send, receive, or exchange data with other Network Endpoint(s) or service(s) available within or through OrderTrust. Any Certifications explicitly identified as part of the One-Time Setup Fee will not result in separate Certification Fees.

         2.5 Configuration Customization Fee: Affiliate shall pay OrderTrust an hourly fee, as set forth in Appendix 1, Schedule A. for the development and testing of any customized formats or other Configuration Components that OrderTrust agrees to provide which are not listed and shown to be compatible in the OrderTrust Configurations Components Catalog at the time of the Certification, A Configuration Customization Fee will also be charged for any extended servicing required by or requested by any endpoint in the Certification process. OrderTrust will charge a minimum number of hours of work as set forth in Appendix 1 Schedule A for each customization.

         2.6 Monthly Network Maintenance Fee: Affiliate shall pay OrderTrust a fee, as set forth in Appendix 1 Schedule A, for the support of Affiliate's Configuration(s) and for the support of the Configuration(s) of each of Affiliate's Commerce Partners.

         2.7 Transaction Surcharge Fees: Affiliate shall pay OrderTrust an additional fee for each Transaction Presented by or to OrderTrust on behalf of Affiliate in a manner set forth in Appendix 1 Schedule A or in any Configuration Document related hereto.


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         2.8      Expense Fees: Affiliate shall pay all expenses as set forth in Appendix 1 Schedule A or in any Configuration Document related hereto that are incurred by OrderTrust as a result of providing the Services as set forth in this Agreement.

         2.9 Service Cancellation Fee: In addition to any damages, legal or equitable, due to OrderTrust for breach of this Agreement should Affiliate cancel this Agreement prior to the expiration of its term for any reason other than OrderTrust's breach, Affiliate will pay OrderTrust a Service Cancellation Fee as set forth in Appendix 1 Schedule A

         2.10 Survival Fees: In addition to any Service Cancellation Fee, and any other legal or equitable damages, Affiliate shall pay to OrderTrust any fee set forth in any Configuration Document related hereto which is identified as surviving the term of this Agreement.

3        SUPPORT:

         3.1 Telephone Support: OrderTrust shall provide reasonable telephone support for Affiliate's Information Technology employees only in connection with maintaining the standard Services provided to Affiliate by OrderTrust pursuant to this Agreement. Such support shall be limited to answering questions about use and/or operation of such Services, Such telephone support shall be available between 8:30 a.m. and 5:30 p.m., Eastern Time, Monday through Friday exclusive of OrderTrust holidays. OrderTrust shall have no obligation pursuant to this Section to perform any design or consulting services for Affiliate.

4        SERVICE DESCRIPTION:
The Services performed by OrderTrust for Affiliate under this Service Specification areas follows:

         Authorization:

         4.1 OrderTrust will accept Authorization Request Transactions Presented to OrderTrust by Affiliate in accordance with its Certification.

         4.2 OrderTrust will accept Authorization Response Transactions Presented to OrderTrust by Affiliate's Payment Partner(s) in accordance with their Certification.

         4.3 OrderTrust will Present Authorization Request Transactions, as instructed by Affiliate, to Payment Partner(s) who have compatible Configurations as set forth in their respective Configuration Documents.

         4.4 OrderTrust will Present to Affiliate, in accordance with its Configuration Document, all Authorization Response Transactions Presented to OrderTrust by Affiliate's Payment Partner(s) pertaining to Authorization Request Transactions presented by OrderTrust to those Payment Partner(s) on behalf of Affiliate.




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         Settlement:

         4.5 OrderTrust will accept Settlement Request Transactions Presented to OrderTrust by Affiliate in accordance with its Certification.

         4.6 OrderTrust will Present Settlement Request Transactions, as instructed by Affiliate, to Payment Partner(s) who have compatible Configurations as set forth in their respective Configuration Documents.

         4.7 OrderTrust will accept Settlement Response Transactions Presented to OrderTrust by Affiliate's Payment Partner(s) in accordance with their Certification.

         4.8 OrderTrust will Present to Affiliate, in accordance with its Configuration Document, all Settlement Response Transactions Presented to OrderTrust by Affiliate's Payment Partner(s) pertaining to Settlement Request Transactions presented by OrderTrust to those Payment Partner(s) on behalf of Affiliate.

         Order Routing:

         4.9 OrderTrust will accept Order Transactions Presented to OrderTrust by Affiliate.

         4.10 OrderTrust will determine the Commerce Partners that Affiliate has designated to receive each Line Item based on a Vendor ID included with each Line Item within every Order Transaction Presented to OrderTrust by Affiliate, and OrderTrust will group Line Items into separate Order Transactions for each Commerce Partner based upon the Vendor ID designations.

         4.11 OrderTrust will Present these Order Transactions to the appropriate Commerce Partner(s).

         4.12 OrderTrust will accept from each Commerce Partner Status Transactions that reference Order Transactions previously Presented to that Commerce Partner by OrderTrust.

         4.13 OrderTrust will Present to Affiliate Status Transactions that reference Order Transactions previously Presented to OrderTrust by Affiliate.

         4.14 OrderTrust will provide all Commerce Partners Certified to receive Order Transactions with the OrderTrust standard Daily Fulfillment Reconciliation Report in a manner consistent with each Commerce Partner's Configuration. This report will reference the number of Transactions exchanged between OrderTrust and the receiving Commerce Partner during the 24-hour period of the previous business day; non-business day activity will be reported on or before the next business day.


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         4.15     OrderTrust will provide Affiliate with OrderTrust standard
                  Daily Transaction Summary Report in a manner consistent with Affiliate's Configuration on each business day. This report will cover all activity processed by OrderTrust on behalf of Affiliate during the 24-hour period of the previous business day; non-business day activity will be reported on or before the next business day.

         4.16 OrderTrust will maintain online storage of all transaction activity pertaining to an Order Transaction processed through OrderTrust on behalf of Affiliate for a period of 90 Days past the date OrderTrust receives a Status Transaction that indicates that the Order has been fulfilled or canceled, or 180 days whichever is greater.

5        SERVICE LEVEL STANDARDS

When OrderTrust's performance is dependent upon obtaining a response or reply on behalf of Affiliate from a service or application outside the OrderTrust network, Service Levels are represented as the maximum latency introduced by OrderTrust. All service level commitments are independent of delays caused by inefficiencies or bandwidth limitations in networks, services, or applications outside the OrderTrust network. All service level commitments assume a transaction volume of 1,000 Transactions or fewer per hour. Transaction volumes in excess of 1,000 Transactions per hour whether in real-time or by batch may impact the total elapsed time or latency introduced by OrderTrust for some transactions.

         5.1 Time to process Order Transactions: The elapsed time from when OrderTrust receives a complete, error-free Order Transaction to the time OrderTrust Presents the Line Items contained within that Order Transaction to the appropriate Commerce Partner(s) as designated by Affiliate.

                  Monthly average not to exceed:                 90 Minutes
                  Individual Order Transaction never to exceed:  1 Business Day

         5.2 Time to process Status Transactions: The elapsed time from when OrderTrust receives a complete, error-free Order Status Transaction to the time OrderTrust presents an updated Order Status Transaction to Affiliate.

                  Monthly average not to exceed:                  90 Minutes
                  Individual Status Transactions never to exceed: 1 Business Day

         5.3 Escalation Procedures: Issues that affect production will be escalated according to the following categorization and escalation table:

                  Severity 1: A hardware, software or network communications issue which affects a production system, multiple customers or a single customer such that it prevents or seriously impedes the system/customer from completing business transactions over the OrderTrust network. There is no known effective workaround for the issue.


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                  Severity 2: A hardware, software or network communication
                  issue which affects a system/customers ability to process but does not prevent the system/customer from processing business transactions. Severity 1 problems typically are downgraded to Severity 2 once a functional workaround is identified.

                  Severity 3: A hardware, software or network communications issue (or request) that affects a production system/customer but has no impact on the ability to process business transactions. It may also be an issue that affects only non-production processing, but is not "critical path" in a deployment effort.

                  Escalation based on Severity Level


Severity Level                            1                 2                  3
Lead Operator                        Immediately       Immediately        Immediately
2nd Level Support                    30 Minutes         30 Minutes        30 Minutes
Account Manager                      30 Minutes         30 Minutes          2 Hours
VP of Operations                       2 Hours           2 Hours            4 Hours
VP of Customer Service                 2 Hours           4 Hours            4 Hours
Sales Executive                        4 Hours           4 Hours            6 Hours
CTO                                    6 Hours



         5.4 Reporting and Error Notification Responsibility: OrderTrust will provide to Affiliate and Commerce Partners the daily reports as set forth in Service Description sections 4.6 and
                  4.7. Each recipient is responsible for notifying OrderTrust of non-receipt of the report or any inconsistencies between the report and its own records. OrderTrust will inform each recipient of this obligation and if a recipient does not notify OrderTrust within 72 hours after receipt of the report, the information contained in the report will be deemed accepted and OrderTrust will have no further liability for transmission errors regarding the Transactions represented in the report.

         5.5      Notification to Affiliate of Commerce Partner Issues:
                  OrderTrust will notify Affiliate as soon as possible regarding any errors in acceptance of Order Transactions by any Commerce Partner and/or any errors by Commerce Partners in sending Status Transactions. Per section 6.1 below, Affiliate is responsible for working with Commerce Partners to correct any such errors.


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         5.6      Quarterly Review: OrderTrust and Affiliate will, at a
                  minimum, have a conference call at a scheduled time each quarter to review OrderTrust's provision of the Services and the Service Levels, and any additional related issues that may arise during any quarter.

         5.7 Security and Network Redundancy: OrderTrust provides security against loss of data in the event of a power outage through emergency generators onsite. OrderTrust also provides redundancy through a West Coast data center in California. Both of these environments are secure and protected by firewalls. In addition the network is monitored 7x24 to ensure the highest possible security, availability and performance.

         5.8 Network Availability: OrderTrust maintains at least 99% system availability in any calendar year (except for the downtime due to scheduled maintenance or the time when merchants are switched to another communications processor).

6        COMMERCE PARTNERS AND NETWORK ENDPOINTS:

         6.1 Responsibility for Commerce Partner Relationships: Affiliate is responsible for the business and technical relationships with its Commerce Partners. OrderTrust's sole responsibility is to provide services in support of Affiliates as set forth in section 4 of this Agreement. OrderTrust is in no way responsible for managing Affiliate's relationship with any of its Commerce Partners. OrderTrust's interaction with Affiliate's Commerce Partners as a result of this Agreement will be limited to work directly relating to the Certification Process as set forth herein.

         6.2 Service Dependency relevant to Commerce Partners: Affiliate acknowledges and agrees that OrderTrust's ability to perform any Certifications or provide ongoing support is dependent on the cooperation of all entities directly affected by the process, particularly Commerce Partners. Affiliate acknowledges and agrees that any lack of cooperation from a Commerce Partner in Certification or in ongoing support may entitle OrderTrust to refuse to Certify or to continue to support a Commerce Partner without liability under this Agreement. OrderTrust will notify Affiliate of any issues with Commerce Partners prior to terminating ongoing support.

         6.3 Impact of Commerce Partner Non-Cooperation: Affiliate acknowledges and agrees that if additional expenses, including time, are incurred by OrderTrust because of lack of cooperation from a Commerce Partner in either Certification or in ongoing support, those expenses may be charged to Affiliate in addition to and separate from any other fees set forth in this Agreement. OrderTrust will notify Affiliate prior to incurring any additional fees, if possible. Should Affiliate choose not to pay any of these additional fees, OrderTrust reserves the right to decline to provide additional services, refuse or revoke any Commerce Partner's Certification and terminate any Commerce Partner's support on the OrderTrust network.


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         6.4      Re-Certification of Commerce Partner: Affiliate acknowledges and agrees that Commerce Partners who are taken off of the network for any period of time and Commerce Partners that require or request any change to their Configuration must be re-Certified and a Certification Fee will be charged to Affiliate. OrderTrust will notify Affiliate prior to incurring any additional Configuration Fees. Affiliate acknowledges and agrees that OrderTrust's services are provided pursuant to the Configuration(s) as defined in Configurations Documents for Affiliate and each of its Commerce Partners. If any additional service requested by Affiliate or a Commerce Partner, which OrderTrust agrees to provide, cannot be supported using the existing
                  Configuration for any one entity, that entity may have to undergo a new Certification, which would incur an additional Certification Fee.

         6.5 Reservation of Rights: OrderTrust reserves the right to refuse to Certify any entity or to terminate the support of any Network Endpoint for any reason whatsoever.


IN WITNESS WHEREOF, the parties have caused this Service Specification to be executed by their duly authorized representatives as of the date first written above.


ORDERTRUST LLC                                iPARTY



----------------------------                  ----------------------------
Authorized Signature                          Authorized Signature


----------------------------                  ----------------------------
Name                                          Name


----------------------------                  ----------------------------
Title                                         Title




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Appendix 1 - Schedule A  Rate and Payment Schedule

1.       ONETIME SET UP FEE:                                           $50,000

2. TRANSACTION FEES: $0.90 A single transaction shall include: Authorization Request Transaction Presented to Payment Commerce Partner, Settlement Request Transaction Presented to OrderTrust; Order Transaction Presented by OrderTrust to a Commerce Partner; Order Status Transaction received by OrderTrust from a Commerce Partner; Consumer e-mail notification.

The above transaction fee is assigned based on the assumption that the average number of points of fulfillment in a single order transaction will be five or less. Should the average number of points of fulfillment per order transaction exceed five, OrderTrust has the right to adjust pricing in accordance with the increased number of points of fulfillment per order transaction.

3.       MONTHLY MINIMUM TRANSACTION FEES:
         February 1999                                                 $5,000
         March 1999                                                    $7,500
         April 1999 and forward                                   $10,000/mo.

Monthly Minimum Transaction Fees are comprised of Transaction Fees (per
Section 2 above), Monthly Network Maintenance Fees (per Section 6 below), as well as operational support, monitoring and reporting.

4.       CERTIFICATION FEES:
         Per FTP Certification:                                   TBD
         Per E-Mail Certification:                                TBD
         Per Fax Certification:                                   TBD

5.       CONFIGURATION CUSTOMIZATION FEES:
         Per Hour:                                                $150
         Minimum hours per customization:                            4

6.       MONTHLY NETWORK MAINTENANCE FEES:
         For Affiliate:                                           $100
         Per Commerce Partner:                                    $100

7.       TRANSACTION SURCHARGE FEES:


ORDERTRUST LLC                                                  iPARTY





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-----------------------------                   -----------------------------
Authorized Signature                            Authorized Signature


-----------------------------                   -----------------------------
Name                                            Name


-----------------------------                   -----------------------------
Title                                           Title




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Appendix 1 - Schedule B  Commerce Partners Schedule


1. CERTIFICATION FEES FOR THE CERTIFICATION OF THE FOLLOWING COMMERCE PARTNER(S) IN ACCORDANCE WITH THE ATTACHED CONFIGURATION DOCUMENT(S) IS INCLUDED IN THE ONE TIME SETUP FEE AS REPRESENTED IN APPENDIX 1 SCHEDULE A.

         o         First Data Corp.
         o         Michel's Distribution Services
         o         Virtual Growth
         o         Fry Multimedia
         o         Star Greetings






ORDERTRUST LLC                                  iPARTY



-----------------------------                   -----------------------------
Authorized Signature                            Authorized Signature


-----------------------------                   -----------------------------
Name                                            Name


-----------------------------                   -----------------------------
Title                                           Title



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